Exhibit 99.1

Cambium Networks Reports Second Quarter 2019 Financial Results

•	Record revenues of $69.2 million, up 13% year-over-year
•	Wi-Fi revenues increased 24% year-over-year, up 51% sequentially
•	Gross margin of 49.6%, non-GAAP gross margin of 50.1%
•	Cash provided by operating activities of $6.0 million
•	Adjusted EBITDA(1) of $8.1 million or 11.8% of revenues
•	Closed on tuck-in acquisition of Xirrus during third quarter 2019 to accelerate growth in the enterprise business during 2020

ROLLING MEADOWS, IL, Aug. 8, 2019 — Cambium Networks Corporation (“Cambium Networks”) (NASDAQ: CMBM), a leading provider of wireless broadband networking infrastructure solutions, today announced financial results for the second quarter ended June 30, 2019.

	GAAP			Non-GAAP (1)
(in millions, except percentages)	Q2 2019	Q1 2019	Q2 2018	Q2 2019	Q1 2019	Q2 2018
Revenues	$69.2	$68.1	$61.0	$69.2	$68.1	$61.0
Gross margin	49.6%	46.7%	48.0%	50.1%	46.8%	48.2%
Operating margin	(13.6)%	6.9%	4.7%	10.3%	7.4%	6.9%
Adjusted EBITDA margin				11.8%	8.9%	8.8%

(1)	Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the second quarter of 2019.

“We are pleased to deliver double-digit year-over-year revenue growth during the second quarter with better than expected gross margin and strong cash generation,” said Atul Bhatnagar, president and CEO. “As we look forward, Cambium Networks is very well positioned to accelerate our fixed wireless broadband and enterprise Wi-Fi businesses as customers move from pilot to full-scale deployments.”

Bhatnagar continued, “Becoming a public company is a significant step in Cambium Networks journey as we improve our capital structure, positioning the company for continued growth, and strengthening our technology portfolio. Cambium Networks transformation will continue as we capitalize on the broader use of 5G like technologies, such as our proven Massive MIMO technology and Wi-Fi 6, and monetize our product portfolio with value-added software platforms.”

Revenues for the second quarter 2019 were a record $69.2 million, an increase of $1.1 million compared to $68.1 million for the first quarter 2019, driven by strong growth in the enterprise Wi-Fi business.  Revenues for the second quarter 2019 increased $8.1 million year-over-year, as a result of growth in both Wi-Fi and Point-to-MultiPoint products. GAAP gross margin for the second quarter 2019 was 49.6%, compared to 46.7% for the first quarter 2019, and 48.0% for the second quarter 2018. GAAP operating loss for the second quarter 2019 was $9.4 million, which included a $16.1 million charge for share-based compensation expense, compared to operating income of $4.7 million in the first quarter 2019, and operating income of $2.9 million during the second quarter 2018.  GAAP net loss for the second quarter 2019 was $20.4 million, or a loss of $1.47 per diluted share.

Non-GAAP gross margin for the second quarter 2019 was 50.1%, compared to 46.8% for the first quarter 2019, and 48.2% for the second quarter 2018. Non-GAAP operating income for the second quarter 2019 was $7.1 million, compared to $5.1 million for the first quarter 2019, and $4.2 million for the second quarter 2018.  Non-GAAP net income for the second quarter 2019 was $3.9 million, or $0.15 per diluted share, compared to $2.2 million, or $0.16 per diluted share for the first quarter 2019, and $1.7 million, or $0.12 per diluted share, for the second quarter 2018.

For the second quarter 2019, adjusted EBITDA was $8.1 million or 11.8% of revenues, compared to adjusted EBITDA of $6.0 million, or 8.9% of revenues for the first quarter 2019, and $5.3 million or 8.8% of revenues for the second quarter 2018.

Cash provided by operating activities was $6.0 million for the second quarter 2019, due primarily to improved collections, compared to $3.3 million for the first quarter 2019, and net cash used by operating activities of $0.5 million for the second quarter 2018. Cash totaled $71.2 million as of June 30, 2019, an increase of $67.4 million from the first quarter 2019, and $67.3 million higher than the second quarter 2018. The increase in cash balance for the second quarter 2019 was primarily the result of net proceeds of $66.0 million from the IPO.

Second Quarter 2019 Highlights

•	Completed Initial Public Offering (IPO) raising net proceeds of $66.0 million.
•	Record revenues of $69.2 million increased 2% from the first quarter 2019 and 13% year-over-year.

•	GAAP gross margin of 49.6%, up 290 basis points compared to 46.7% for the first quarter 2019, and up 160 basis points from 48.0% for the second quarter 2018.
•	Non-GAAP gross margin of 50.1%, up 330 basis points compared to 46.8% for the first quarter 2019, and up 190 basis points from 48.2% for the second quarter 2018.
•	Net loss $20.4 million, non-GAAP net income $3.9 million.
•	Adjusted EBITDA of $8.1 million or 11.8% of revenues, compared to $6.0 million or 8.9% of revenues for the first quarter 2019 and $5.3 million or 8.8% of revenues for the second quarter 2018.
•	Announced cnHeat network planning subscription service to provide a LiDAR-based heat map coverage model of locations that are available for fixed wireless broadband connectivity.
•	Extended the ePMP 3000 MU-MIMO platform with the addition of three new ePMP™ wireless broadband solutions for service providers, enterprises, and industrial operators.
•	Increased new channel partners by over 2,000, an increase of 51% year-over-year.
•	Added Jenne, Inc. as a North American enterprise distribution partner.

Third Quarter 2019 Financial Outlook

Taking into account the company’s current visibility, and incorporating the acquisition of Xirrus (excluding any one-time charges affecting the acquisition), the financial outlook as of August 8, 2019 for the third quarter ending September 30, 2019 is expected to be as follows:

•	GAAP revenues between $67-$71 million
•	GAAP gross margin between 47.8-49.0%; and non-GAAP gross margin between 47.9-49.1%
•	GAAP operating income between $3.5-$5.0 million; and non-GAAP operating income between $5.0-$6.5 million
•	GAAP net income between $1.7-$2.8 million; and non-GAAP net income between $2.8-$3.9 million
•	Adjusted EBITDA between $6.0-$7.3 million; and adjusted EBITDA margin between 9-10%
•	GAAP taxes between 19-21%; and a non-GAAP effective tax rate of approximately 17-19%
•	Approximately 25.6 million weighted average diluted shares outstanding

Cash requirements are expected to be as follows:

•	Paydown of debt: $30.7 million
•	Past management fee payable to Vector Capital: $5.6 million
•	Offering expenses and D&O insurance: approximately $6 million
•	Interest expense: approximately $1.5 million
•	Capital expenditures: $1.2-$1.3 million

Cambium Networks financial outlook includes the Xirrus acquisition (excluding any one-time charges affecting the acquisition), but does not include the potential impact of any possible future financial transactions, pending legal matters, restructuring, or other transactions.  Accordingly, Cambium Networks only includes such items in the company’s financial outlook to the extent they are reasonably certain; however, actual results may differ materially from the outlook.

Conference Call and Webcast

Cambium Networks will host a live webcast and conference call to discuss its financial results at 4:30 p.m. Eastern Time today, August 8, 2019. To access the live conference call by phone, listeners should dial +1-877-288-4394 in the U.S. or Canada and +1-470-495-9483 for international callers. To join the live webcast, listeners should access the investor page of Cambium Networks website at https://investors.cambiumnetworks.com/. Following the live webcast, a replay will be available on the investor page of Cambium Networks website for a period of one year. A replay of the conference call will be available for 48 hours soon after the call by phone by dialing +1-855-859-2056 in the U.S. or Canada and +1-404-537-3406 for international callers, using the conference access code: 1193698.

About Cambium Networks

Cambium Networks provides wireless broadband networking infrastructure solutions for network operators, including medium-sized wireless Internet service providers, enterprises and government agencies.  Cambium’s scalable, reliable and high-performance solutions create a purpose-built wireless fabric which connects people, places and things across distances ranging from two meters to more than 100 kilometers, indoors and outdoors, using licensed and unlicensed spectrum, at attractive economics. Headquartered outside Chicago and with R&D centers in the U.S., U.K. and India, Cambium Networks sells through a range of trusted global distributors.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this document, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this document are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this document and are subject to a number of risks, uncertainties and assumptions including those described in the “Risk factors” section of our registration statement on Form S-1 filed with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include: the unpredictability of our operating results; our inability to predict and respond to emerging technological trends and network operators’ changing needs; our reliance on third-party manufacturers, which subjects us to risks of product delivery delays and reduced control over product costs and quality; our reliance on distributors and value-added resellers for the substantial majority of our sales; the inability of our third-party logistics and warehousing providers to deliver products to our channel partners and network operators in a timely manner; the quality of our support and services offerings; our expectations regarding outstanding litigation; our or our distributors’ and channel partners’ inability to attract new network operators or sell additional products to network operators that currently use our products; the difficulty of comparing or forecasting our financial results on a quarter-by-quarter basis due to the seasonality of our business; our limited or sole source suppliers’ inability to produce third-party components to build our products; the technological complexity of our products, which may contain undetected hardware defects or software bugs; our channel partners’ inability to effectively manage inventory of our products, timely resell our products or estimate expected future demand; credit risk of our channel partners, which could adversely affect their ability to purchase or pay for our products; our inability to manage our growth and expand our operations; unpredictability of sales and revenues due to lengthy sales cycles; our inability to maintain an effective system of internal controls, remediate our material weakness, produce timely and accurate financial statements or comply with applicable regulations; our reliance on the availability of third-party licenses; risks associated with international sales and operations;  current or future unfavorable economic conditions, both domestically and in foreign markets; and our inability to obtain intellectual property protections for our products.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

CAMBIUM NETWORKS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Revenues	$69,151	$68,112	$61,019
Cost of revenues	34,839	36,322	31,710
Gross profit	34,312	31,790	29,309
Gross margin	49.6%	46.7%	48.0%
Operating expenses
Research and development	15,189	10,482	9,688
Sales and marketing	14,227	10,218	10,066
General and administrative	13,063	5,130	4,323
Depreciation and amortization	1,227	1,281	2,338
Total operating expenses	43,706	27,111	26,415
Operating (loss) income	(9,394)	4,679	2,894
Operating margin	(13.6)%	6.9%	4.7%
Interest expense	2,301	2,268	2,088
Other expense	56	134	110
(Loss) income before income taxes	(11,751)	2,277	696
Provision for income taxes	8,623	415	171
Net (loss) income	$(20,374)	$1,862	$525

(Loss) earnings per share
Basic and diluted	$(1.47)	$0.14	$0.04
Weighted-average number of shares outstanding to compute net (loss) earnings per share
Basic and diluted	13,865,111	13,600,411	13,600,411

Share-based compensation included in costs and expenses:
Cost of revenues	$182	$—	$—
Research and development	4,863	—	—
Sales and marketing	3,607	—	—
General and administrative	7,426	—	—
Total share-based compensation expense	$16,078	$—	$—

CAMBIUM NETWORKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2019	December 31, 2018
ASSETS	(Unaudited)
Current assets
Cash	$71,246	$4,441
Accounts receivable, net of allowance	62,603	60,389
Inventories, net	36,978	30,710
Recoverable income taxes	—	679
Prepaid expenses	4,064	3,465
Other current assets	4,138	5,889
Total current assets	179,029	105,573
Noncurrent assets
Property and equipment, net	8,097	7,965
Software, net	4,110	3,944
Operating lease assets	7,326	—
Intangible assets, net	7,905	8,493
Goodwill	8,060	8,060
Deferred tax assets, net	519	8,022
TOTAL ASSETS	$215,046	$142,057
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities
Accounts payable	$28,310	$23,710
Accrued liabilities	21,736	18,263
Employee compensation	6,950	4,377
Current portion of long-term external debt	9,032	8,836
Payable to Sponsor	5,750	5,582
Deferred revenues	2,203	2,770
Other current liabilities	5,787	2,761
Total current liabilities	79,768	66,299
Noncurrent liabilities
Long-term external debt	89,371	94,183
Deferred revenues	1,916	1,541
Noncurrent operating lease liabilities	6,058	—
Other noncurrent liabilities	—	605
Total liabilities	177,113	162,628
Shareholders' equity (deficit)
Share capital; $0.0001 par value; 500,000,000 shares authorized at December 31, 2018 and June 30, 2019; 77,179 shares issued and outstanding at December 31, 2018 and 25,726,629 issued and 25,632,246 outstanding at June 30, 2019	3	—
Additional paid in capital	103,543	772
Capital contribution	—	24,651
Treasury shares, at cost, 0 shares at December 31, 2018 and 94,383 shares at June 30, 2019	(1,133)	—
Accumulated deficit	(64,285)	(45,773)
Accumulated other comprehensive income (loss)	(195)	(221)
Total shareholders’ equity (deficit)	37,933	(20,571)
TOTAL LIABILITIES AND EQUITY (DEFICIT)	$215,046	$142,057

CAMBIUM NETWORKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2019	June 30, 2018
Cash flows from operating activities:
Net (loss) income	$(20,374)	$525
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,393	2,431
Amortization of debt issuance costs	177	143
Share-based compensation	16,078	—
Deferred income taxes	7,198	346
Other	(429)	202
Change in assets and liabilities:
Receivables	1,717	(1,788)
Inventories	(4,034)	(1,084)
Accounts payable	2,736	413
Accrued employee compensation	346	(180)
Other assets and liabilities	1,146	(1,470)
Net cash provided by (used in) operating activities	5,954	(462)
Cash flows from investing activities:
Purchase of property and equipment	(579)	(1,482)
Purchase of software	(332)	(424)
Net cash used in investing activities	(911)	(1,906)
Cash flows from financing activities:
Proceeds from issuance of revolver debt	—	2,962
Repayment of term loan	(2,375)	(1,125)
Payment of debt issuance costs	(208)	—
Proceeds from initial public offering, net of underwriting commissions and fees	65,988	—
Payment of deferred offering costs	(1,007)	—
Net cash provided by financing activities	62,398	1,837
Effect of exchange rate on cash	4	(29)
Net increase (decrease) in cash	67,445	(560)
Cash, beginning of period	3,801	4,492
Cash, end of period	$71,246	$3,932

Supplemental disclosure of cash flow information:
Income taxes paid	$155	$279
Interest paid	$1,949	$1,763
Significant non-cash activities:
Issuance of shares for unreturned capital and accumulated yield	$49,252	$—
Deferred offering costs included in accrued liabilities	$3,246	$—

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

REVENUES BY PRODUCT TYPE
	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Point-to-Multi-Point	$41,730	$42,327	$35,068
Point-to-Point	17,830	19,634	17,748
Wi-Fi	8,430	5,586	6,810
Other	1,161	565	1,393
Total Revenues	$69,151	$68,112	$61,019

REVENUES BY REGION
	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
North America	$30,056	$34,364	$27,339
Europe, Middle East and Africa	22,994	21,970	17,275
Central and Latin America	8,420	7,099	8,036
Asia Pacific	7,681	4,679	8,369
Total Revenues	$69,151	$68,112	$61,019

Use of non-GAAP (Adjusted) Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide additional financial metrics that are not prepared in accordance with GAAP (non-GAAP), including Adjusted EBITDA, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP pre-tax income, non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP fully weighted basic and diluted shares. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate our financial performance. We believe that these non-GAAP financial measures help us to identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of the non-GAAP financial measures.

Accordingly, we believe that these financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. Excluding these non-GAAP measures eliminate the variability caused by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used, the variability caused by purchase accounting and provide a more relevant measure of operating performance. Although the calculation of non-

GAAP financial measures may vary from company to company, our detailed presentation may facilitate analysis and comparison of our operating results by management and investors with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results in their public disclosures. These non-GAAP financial measures are discussed below.

Adjusted EBITDA is defined as net income as reported in our consolidated statements of income excluding the impact of (i) interest expense (income), net; (ii) income tax provision (benefit); (iii) depreciation and amortization expense; (iv) Sponsor fees associated with advisory services, and (v) share-based compensation expense. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting net finance costs), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We adjust EBITDA to also exclude Sponsor fees, in order to eliminate the impact on reported performance caused by these fees, which are related to our past ownership structure. We adjust EBITDA for share-based compensation expense which is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control. As a result, management excludes this item from Cambium Networks internal operating forecasts and models.

Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, and non-GAAP net income are used as a supplement to our unaudited consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period to period comparisons because they exclude the impact of share-based compensation expense, amortization of acquired intangibles, and amortization of capitalized software costs as we do not consider these costs and expenses to be indicative of our ongoing operations.

•

Share-based compensation expense. Management may issue different types of awards, including share options, restricted share awards and restricted share units, as well as awards with performance or other market characteristics, and excludes the associated expense in this non-GAAP measure. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control. In addition, in the three-month period ended June 30, 2019, Cambium Networks incurred a one-time share-based compensation expense of $16.1 million in connection with (i) the recognition of deferred share-based compensation expense and (ii) the issuance of 2,172,000 share options, each upon the completion of our initial public offering.

•	Amortization of acquired intangibles includes customer relationships, unpatented technology, patents, software, and trademarks.

•	Amortization of capitalized software costs include capitalized research and development activities amortized over their useful life and included in cost of revenues.

Our non-GAAP tax adjustments include the tax impacts from share-based compensation expense including excess or decremental tax benefits available to the company that are recorded when incurred, one-time and ongoing impacts from the company’s valuation allowance recognized in the quarter ended June 30, 2019, and one-time tax impacts from share-based compensation expense incurred upon the completion of our initial public offering as noted above. Cambium Networks excludes these amounts to more closely approximate the company’s ongoing effective tax rate (ETR) after adjusting for one-time or unique reoccurring items. The associated non-GAAP effective tax rate is also applied to the gross amount of non-GAAP adjustments for purposes of calculating non-GAAP net income in total and on a per-share basis. This approach is designed to enhance the ability of investors to understand the company’s tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Non-GAAP fully weighted basic and diluted shares are shown as outstanding during the entire period presented and include dilutive shares, if their effect to earnings per share is dilutive. We also use non-GAAP fully weighted basic and diluted shares to provide more comparable per-share results across periods.

These non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures, because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We present a “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” in the tables below.

The following table reconciles net income (loss) to Adjusted EBITDA, the most directly comparable financial measure, calculated and presented in accordance with GAAP (in thousands):

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Net (loss) income	$(20,374)	$1,862	$525
Interest expense, net	2,301	2,268	2,088
Provision for income taxes	8,623	415	171
Depreciation and amortization	1,393	1,360	2,431
EBITDA	(8,057)	5,905	5,215
Share-based compensation expense	16,078	—	—
Sponsor management fee	125	125	125
Adjusted EBITDA	$8,146	$6,030	$5,340

Adjusted EBITDA Margin	11.8%	8.9%	8.8%

The following table reconciles all other GAAP to non-GAAP financial measures (in thousands):

CAMBIUM NETWORKS CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
GAAP gross profit	$34,312	$31,790	$29,309
Share-based compensation expense	182	—	—
Amortization of capitalized software costs	166	79	93
Non-GAAP gross profit	$34,660	$31,869	$29,402
Non-GAAP gross margin	50.1%	46.8%	48.2%

GAAP research and development expense	$15,189	$10,482	$9,688
Share-based compensation expense	4,863	—	—
Non-GAAP research and development expense	$10,326	$10,482	$9,688

GAAP sales and marketing expense	$14,227	$10,218	$10,066
Share-based compensation expense	3,607	—	—
Non-GAAP sales and marketing expense	$10,620	$10,218	$10,066

GAAP general and administrative expense	$13,063	$5,130	$4,323
Share-based compensation expense	7,426	—	—
Non-GAAP general and administrative expense	$5,637	$5,130	$4,323

GAAP depreciation and amortization	$1,227	$1,281	$2,338
Amortization of acquired intangibles	293	293	1,201
Non-GAAP depreciation and amortization	$934	$988	$1,137

GAAP operating income	$(9,394)	$4,679	$2,894
Share-based compensation expense	16,078	—	—
Amortization of capitalized software costs	166	79	93
Amortization of acquired intangibles	293	293	1,201
Non-GAAP operating income	$7,143	$5,051	$4,188

GAAP pre-tax income	$(11,751)	$2,277	$696
Share-based compensation expense	16,078	—	—
Amortization of capitalized software costs	166	79	93
Amortization of acquired intangibles	293	293	1,201
Non-GAAP pre-tax income	$4,786	$2,649	$1,990

GAAP provision for income taxes	$8,623	$415	$171
Valuation allowance impacts	8,238	—	—
Tax impacts of share vesting	2,530	—	—
Tax effect of share-based compensation expense and amortization of acquired intangibles, using non-GAAP ETR	(3,010)	(67)	(218)
All other discrete items	(6)	6	54
Non-GAAP provision for income taxes	$871	$476	$335
Non-GAAP ETR	18.2%	18.0%	16.8%

GAAP net (loss) income	$(20,374)	$1,862	$525
Share-based compensation expense	16,078	—	—
Amortization of capitalized software costs	166	79	93
Amortization of acquired intangibles	293	293	1,201
Non-GAAP adjustments to tax	10,761	6	54
Tax effect of share-based compensation expense and amortization of acquired intangibles and capitalized software	(3,010)	(67)	(218)
Non-GAAP net income	$3,915	$2,173	$1,655

Non-GAAP fully weighted basic and diluted shares	25,632	13,600	13,600

Non-GAAP net income per Non-GAAP fully weighted basic and diluted shares	$0.15	$0.16	$0.12

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Investor Inquiries:

Peter Schuman, IRC

Sr. Director Investor Relations

Cambium Networks

+1 (847) 264-2188

peter.schuman@cambiumnetworks.com

Media Inquiries:

Sara Black

Vice President

Bospar

+1 (213) 618-1501

sara@bospar.com